EXPERTELLIGENCE, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 22, 2000




EXPERTELLIGENCE, INC.
25 EAST ORTEGA STREET
SANTA BARBARA, CALIFORNIA 93101




April 24, 2000


Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ExperTelligence, Inc. on Monday, May 22, 2000 at 1:00 p.m. The meeting will be held at The Holiday Inn, 5650 Calle Real, Goleta,
California.

We shall present a report on the Companys performance as well as an outline of the Companys plans for the future. A question and answer period will follow.

We look forward to your attendance at this meeting as it provides us with the opportunity to hear your views as we discuss the progress of ExperTelligence, Inc.

We respectfully ask that you sign, date and mail the enclosed proxy card promptly or follow the Internet voting instructions, which have been provided. By doing so, your shares will be voted if you are unable to attend the meeting.

Thank you.

					Sincerely yours,
                                        Denison Bollay
					President and CEO




Enclosures


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF EXPERTELLIGENCE, INC.
TO BE HELD May 22, 2000

TO THE SHAREHOLDERS OF EXPERTELLIGENCE, INC.:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, an annual Meeting of Shareholders (the "Meeting") of ExperTelligence, Inc. (the "Company") will be held at The Holiday Inn, 5650 Calle Real, Goleta, California, on Monday, May 22, 2000, at 1:00 p.m., for the purposes of considering and voting on the following matters:

1. Change the number of authorized Directors to not less than Five (5) or more than Nine (9).

2. Elect Six (6) Directors: Denison Bollay, Robert Reali, Charles House, William Van Beurden, Dr. Souhail Toubia, and Steve Ketchum.

3. Approve an increase of the number of shares allocated to the 1996 Equity Participation Plan, to 690,000 shares, along with other amendments to the plan.

4. Approve the selection of McGowan Guntermann to serve as independent certified public accountants for the Company for the 2000 fiscal year.

5. Transact such other business as may properly come before the Meeting, and any adjournments thereof.

Shareholders who owned shares of our stock at the close of business on April 21, 2000 are entitled to vote at the Annual Meeting.

You are urged to vote in favor of each of the proposals by so indicating on the enclosed proxy card. Please sign and return the enclosed proxy card or place your internet vote at http://www.exgp.com/proxy as promptly as possible, whether or not you plan to attend the Meeting in person. The Companys Board of Directors solicits your vote. Any shareholder giving a proxy may revoke it prior to the time it is voted by notifying the Secretary, in writing, to that effect, by filing with him a later dated proxy, by changing your internet vote or by voting in person at the Meeting.


By Order of the Board of Directors



Dated: April 24, 2000




PROXY STATEMENT
FOR AN
ANNUAL MEETING OF SHAREHOLDERS
OF
EXPERTELLIGENCE, INC.

TO BE HELD MAY 22, 2000

INTRODUCTION

The Board of Directors of EXPERTELLIGENCE, INC., a California corporation (the "Company") furnishes this proxy statement in connection with the solicitation of proxies, for use at the Annual Meeting of Shareholders of the Company to be held on Monday, May 22, 2000 at 1:00 PM Pacific Time, at The Holiday Inn, 5650 Calle Real, Goleta, California.

The matters to be considered and voted upon at the Meeting will include:

1. Change the number of authorized Directors to not less than Five (5) or more than Nine (9).

2. Election of Directors. Denison Bollay, Robert Reali, Charles House, William Van Beurden, Dr. Souhail Toubia, and Steve Ketchum.

3. Approve an increase to the number of shares allocated to the 1996 Equity Participation Plan, to 690,000 shares, along with other amendments to the plan.

4.        Selection of Auditors.

5. Transact such other business as may properly come before the Meeting and any adjournments thereof.

A form of proxy for the Annual Meeting is enclosed, which you may use to indicate your vote as to each of the matters described in this proxy statement. For this years annual meeting the Company is also providing you the additional option of voting your proxy by the Internet. You can vote by using the Internet or you can choose to mail your signed proxy card to ExperTelligence. If you choose to vote electronically, your voting instructions will be confirmed before your
Internet connection terminates.   All proxies which are properly
completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. Any proxy given by a shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. The proxy statement and the accompanying form of proxy were mailed to security holders commencing April 24, 2000 together with the Company Annual Report.

April 21, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of that date, the Company had 2,343,840 outstanding shares of Common Stock. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting.

If any holder of Common Stock has given notice at the Annual Meeting, prior to the voting for election of directors, that he intends to cumulate his votes, each holder of Common Stock (or any proxy acting on behalf of such shareholder) will be entitled to cumulate his votes and give any candidate whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected by such holders of Common Stock multiplied by the number of his shares, or to distribute his votes among as many such candidates as he sees fit. The candidates receiving the highest number of votes from the holders of Common Stock, up to the number of directors to be elected by such holders, shall be elected.


The entire cost of preparing, assembling, printing and mailing this proxy statement and the enclosed form of proxy, and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who own beneficially shares held of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

The executive offices of the Company are located at 25 East Ortega Street, Santa Barbara, California 93101.


INCREASE AUTHORIZED NUMBER OF DIRECTORS
(PROPOSAL 1)


The authorized number of Directors of the Company currently is six.
The Company desires to increase the authorized number of Directors to provide for the election, as Directors of additional persons who are experienced in the Companys business sector and who can contribute significantly to the Companys growth and performance. In order to provide the maximum flexibility, the Company proposes to change the authorized number of Directors from a fixed number to a variable number and to increase the maximum authorized number of Directors to nine.

Under this Proposal the authorized number of Directors would be not less than five (5) or more than nine (9) and the exact number of Directors would be fixed within this range by the Board of Directors. The Board of Directors could, from time to time, change the exact number of Directors within this range without the need for shareholder approval of this change. For example, the Board of Directors could change the exact number of Directors from six to seven without shareholder approval. The Board of Directors could not reduce the authorized number of Directors to less than five nor increase it to more than nine without shareholder approval.

This Proposal would be effected by amendment of Section 2 of Article III of the Companys Bylaws to read as follows:


Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be not less than five (5) nor more than nine
(9). The exact number of Directors within these limits shall be fixed and may be changed from time to time by the Board of Directors or shareholders in the manner provided in these Bylaws. Until a different number within the foregoing limits is specified in an amendment to this Section duly adopted by the Board of Directors or the shareholders, the exact number of authorized Directors shall be six (6). A change in the minimum or maximum number of Directors who may be authorized to serve on the Board of Directors, or a change from a variable to a fixed Board, may be made only by amendment of the Articles of Incorporation or by a Bylaw amending this Section 2 duly adopted by a majority of the outstanding shares entitled to vote. The authorized minimum number of Directors shall not be reduced to a number less than five (5) if the votes cast against such reduction at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Shareholder Approval

Approval of the foregoing amendment to the Companys Bylaws to increase the authorized number of Directors and to change the number of Directors from a fixed number to a variable number will require the affirmative vote of a majority of the shares present (whether in person or by proxy) and voting at the meeting.

The Board of Directors recommends a vote "For" approval of the amendment to the Companys Bylaws.

ELECTION OF DIRECTORS
(PROPOSAL 2)



The Six (6) persons described in the following table are nominated by Management for election as Directors of the Company, to hold office for one year and until their respective successors are elected and qualified. Unless instructed otherwise, the persons named in the accompanying Proxy will vote FOR as many of such Management nominees as possible so as to elect the maximum number of such Management nominees, all within such proxy holders discretion.

                                        COMMON
                                      STOCK OWNED
	                              BENEFICIALLY	       PERCENT
NAME	                 AGE	   ON APRIL 24, 2000           OF CLASS

DENISON W. BOLLAY	    47	      383,663                   16.37%
Mr. Bollay is the founder, President and CEO of ExperTelligence Inc. as well as its Chief Technical Officer. Mr. Bollay is the visionary behind ExperTelligence including its subsidiaries WebData.com, 3DstockCharts.com and ExperClick.com, as well as the chief architect of these services. Mr. Bollay serves on the board of 3DStockCharts.com Inc. and ExperClick.com Inc. Mr. Bollay first gained world wide recognition for his vision in 1980 when he introduced thousands of children all over the world to "Computer Camp".
Prior to forming ExperTelligence, Mr. Bollay provided consulting service related to the development of submarine tracking software (during 1979 and 1980) to the senior management and Board of Systems Development Corporation. During 1975-1978 Mr. Bollay was a principal in Moline/Bollay, Inc. where he was at the forefront in the development of automated option hedging software. Mr. Bollay received his BS in Engineering from Harvey Mudd College in 1974.

ROBERT REALI	           39        54,650                     2.46%

Robert Reali, Chief Operating Officer and Director. Mr. Reali directs the day to day operations of ExperTelligence, an Internet incubator of intelligent B2B hubs. He is the head of the WebData.com business unit. Mr. Reali joined ExperTelligence in 1981 and was elected a Director of the Company in 1988. Mr. Reali serves as a board member of ExperClick.com. Mr. Reali attended the University of California-Santa Barbara, Computer Science Engineering.

CHARLES HOUSE		   59        22,000                      .01%

Mr. House has served as Director since December 1999. Mr. House is the Executive VP Communications Research for Intel's Converged Communication Group. He is the Advisory Chairman for the Center for Information Technology and Society (CITS) at the University of California Santa Barbara. Mr. House earned a bachelor of science in engineering physics from the California Institute of Technology, a master of science in electrical engineering from Stanford University, a master of the arts in the history of science from the University of Colorado and a master of business administration from the Western Behavioral Sciences Institute.


WILLIAM VAN BEURDEN       58         250,000                    10.67%

Mr. Van Beurden has served as Director since January 2000. Mr. Van Beurden is President and Chairman of Van Beurden Insurance Services, Inc., one of the top 50 insurance brokers in the U.S. Mr. Van Beurden is also Chairman of KRM Risk Management, a wholesale insurance brokerage head-quartered in Santa Ana, CA. and Chairman of TotalPay Management, Inc. a payroll solutions provider.

SOUHAIL TOUBIA           46              16,667                  .71%

Dr. Toubia has served as Director since February 2000. Dr. Toubia is founder and co-owner of TMX Engineering & Manufacturing. TMX is a Southern California leader in General Commercial, Computer, Aerospace and Medical Manufacturing. In addition, Dr. Toubia has over ten years experience funding a number of domestic and international companies.

STEVE KETCHUM            39

Mr. Ketchum is the president and CEO of OnView.com. Prior to starting Onview.com Mr. Ketchum was Managing Director in Donaldson, Lufkin & Jenrettes investment banking group. Mr. Ketchum serves on the Board of Directors of Mail.com, a publicly-traded (MAIL: NASD) provider of Internet messaging services; of Manufacturers Services Limited, a privately-held contract manufacturing company; of Onview.com, an online art portal and e-commerce provider. He also serves on the Board of Advisors of Infopost, an online portal which facilitates the exchange of digital information and content. Mr. Ketchum serves on the Board of Trustees of the East Side House Settlement and is on the Board of the Guggenheim Museum Circle Committee and Young Collectors Committee. Mr. Ketchum received his B.A. from New England College in Finance and Marketing summa cum laude and his M.B.A. from the Harvard Business School.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors met on 10 occasions during fiscal year 1999. All Directors attended at least 2/3 of the meetings of the Board

During fiscal 1999 the Board did not have a standing audit, nominating or compensation committee.


MANAGEMENT REMUNERATION AND TRANSACTIONS

The following table shows with respect to the most highly paid executive officer of the Company and with respect to all 7 directors and officers as a group, the current aggregate annual cash and cash-equivalent forms of remuneration received from the Company exceeding $100,000 The following table shows with respect to the most highly paid executive officer of the Company and with respect to all 7 directors and officers as a group, the current aggregate annual cash and cash-equivalent forms of remuneration received from the Company exceeding
$100,000	.
                                     Salaries, Fees,
                                     Commissions
Name             Capacity            And Bonuses    Other Benefits
Denison Bollay	President & Chairman
	       of the Board	     $151,200	    Health Ins  $4,836

Officer and Directors
as a Group			      $151,200      Health Ins $4,836

INFORMATION REGARDING STOCK OWNERSHIP

On April 24, 2000, no person owned beneficially more than five percent (5%) of the 2,343,840 outstanding shares, of stock of the Company except as set out below.

                           No of                      % of
Name and Address           Shares Owned	              Shares

Denison Bollay,             383,663                   16.37%
850 Rockbridge
Montecito, CA

William Van Beurden         250,000                   10.67%
1600 Draper
Kingsburg, CA

BNP Venture, 	            150,000                    6.40%
c/o Bank of the West,
50 W. San Fernando
 San Jose, CA

All Officers and Directors
(      Nine)                479,980                    20.48%


INCREASE NUMBER OF SHARES ALLOCATED TO THE 1996 EQUITY PARTICIPATION PLAN, ALONG WITH OTHER AMENDMENTS TO THE PLAN
(PROPOSAL 3)

Increase in Shares to 1996 Equity Participation Plan by 215,000 shares.

The current number of shares authorized by the 1996 Equity Participation Plan (the Plan) is 475,000. A total number of 1,000 shares have been issued for exercises of stock options previously granted under the Plan and a total of 412,000 shares are reserved for outstanding option grants. As a result only 62,000 shares remain available for option grants under the Plan.

We believe that it is important to grant options and other awards to attract and retain qualified people who can contribute to our continued growth and success. By increasing the number of authorized shares, we can provide an adequate reserve of shares to permit option grants.

A description of the Plan, as amended by this proposal, is set forth in Exhibit A. hereto.

OTHER AMENDMENTS

    a. Grant of Reload Options. Whenever the holder of any Option(the "Original Option" exercises the Original Option and makes payment of the option price by tendering shares of the Common Stock of the Company, then the holder of that Option shall be entitled to receive and the Company shall grant a new Option (the "Reload Option") for that number of additional shares of the Common Stock which is equal to the number of shares tendered by the Optionee in payment of the option price. All such Reload Options shall be on the following terms and conditions.

Option Price. The option price per share shall be an amount equal to the then current fair market value per share of the Common Stock, as of the date of exercise of the Original Option.

Expiration Date. The option exercise period shall expire, and the Reload Option shall no longer be exercisable, on the expiration of the option period of the Original Option or five (5) years from the date of the grant of the Reload Option, whichever is later.

Vesting Period. Any Reload Option shall "vest" and first become exercisable one (1) year following the date of exercise of the Original Option.

Other Terms. All other terms of Reload Options shall be identical to the terms and conditions of the Original Option. Further, the character of the Reload Option shall be the same as the character of the Original Option, namely if the Original Option is an Incentive Stock Option, the Reload Option shall be an Incentive Stock Option; and if the Original Option is a Non-Qualified Stock Option, the Reload Option shall also be a Non-Qualified Stock Option.

Restrictions on Reload Options. Reload Options shall be subject to the following conditions and restrictions.

Holding Period of Shares Tendered. No Reload Option shall be granted unless the shares tendered upon exercise of the Original Option in payment therefore have been held by the Optionee for a period of more than six (6) months prior to the exercise of the Original Option.

Holding Period of Original Option Shares. If the shares of Common Stock of the Company which are issued upon exercise of the Original Option are sold within one (1) year following the exercise of the Original Option, then the Reload Option shall immediately terminate. This holding period shall not apply to an Optionees (a) transfer of shares of Common Stock to the Company in payment of all or any portion of the purchase price upon exercise of an Option, whether an Original Option or a Reload Option, or (b) satisfaction of his withholding obligation, if any, by the withholding of shares that would otherwise be issued as a result of the exercise of an Option.

b. Transferability of Options. The Plan shall permit an Optionee to transfer all or a portion of any Non-Qualified Option to one or more of the following: (a) the Optionees spouse, parents and lineal descendants, including adopted children (the "Immediate Family Members"); (b) a trust established by the Optionee and with respect to which all beneficial interests are held by one or more of the Optionee, the Immediate Family Members, and a tax-exempt charitable organization which has only a contingent residual interest in the trust; (c) a partnership or limited liability company established by the Optionee and in which all beneficial interests are held by one or more of the Optionee and the Immediate Family Members; (d) a tax-exempt educational, religious or charitable organization, as those terms are defined in Section 501(c)(3) of the Code; and (e) such other persons and entities as the Company may specifically approve in writing after written notice from the Optionee.

Permitted Transfers. Any transfer of an Option must be either a donative transfer, a transfer to a partnership or limited liability company, pursuant to which the Optionee receives only his or her interest in the partnership or limited liability company, or a transfer specifically approved in writing by the Company after written notice from the Optionee.

A transferee of any Option shall not have the right to further transfer all or any portion of the Option, other than (a) by will or the laws of descent and distribution, or (b), if the transferee is a trust, pursuant to the terms of the trust agreement by reason of the death of any settlor.An Optionee may not transfer any Incentive Stock Option other than by will or the laws of descent and distribution.

Votes Required


Shareholder Approval

Approval of the foregoing amendments to the 1996 Equity Participation Plan will require the affirmative vote of a majority of the shares present (whether in person or by proxy) and voting at the shareholders meeting.

The Board of Directors recommends a vote "For" approval of the amendments to the 1996 Equity Participation Plan.


RATIFICATION OF SELECTION OF AUDITORS
(PROPOSAL 4)

The Board of Directors has selected McGowan Guntermann to act as the auditors and to audit the books of account and other records of the Company for the fiscal year ended September 30, 2000.

The Board of Directors recommends that the shareholders of the Company vote FOR the ratification of the appointment of McGowan Guntermann as
independent auditors for the purpose set forth above.   Ratification
requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.


STOCKHOLDER PROPOSALS

At the time of the preparation of this proxy statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying form of proxy will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

Stockholders who wish to present proposals for action at the 2001 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this proxy statement. The Secretary must receive proposals no later than December 15, 2000, for inclusion in next years proxy statement and proxy card.

By Order of the Board of Directors
Robert W. Reali
Secretary
Santa Barbara, California
April 24, 2000


Exhibit A

Description of 1996 Equity Participation Plan

The following discussion summarizes the significant features of the 1996 Equity Participation Plan, as amended and proposed for shareholder approval.

Administration of the Plan

The Plan may be administered by either the Board of Directors or a Committee of the Board consisting of not less than three members of the Board who do not participate in the Plan. (The entity administering the Plan is referred to as the Administrator.) The Administrator has full authority to:

Construe and implement the Plan;

Select the individuals who will be eligible for awards;

Determine the number of shares covered by any award and the option price or purchase price of any award;

Impose restrictions on the transferability of shares acquired under the Plan; and

Prescribe all other terms and conditions of each award granted under the Plan.

Eligibility

The Administrator may grant awards to key employees of the Company or a subsidiary of the Company, including officers and Directors. The selection of particular employees who will receive awards is at the discretion of the Administrator.

Share Reserve

The Plan authorizes 475,000 shares of common stock. As of the date of this Proxy Statement, 62,000 shares remain available for issuance. If this Proposal is approved, additional 215,000 shares of common stock will be available for issuance. The Plan provides that the foregoing number of shares will be adjusted from time to time to reflect any stock splits, stock dividends, reverse stock splits, combinations, reclassifications and similar changes in the Companys common stock which occur hereafter.

Types of Awards

The Plan permits both the grant of stock options and the award of shares of common stock (restricted stock). The Administrator determines the number of shares covered by any award and the terms and conditions of any award.

Grant and Exercise of Option

Options granted under the Plan may be incentive stock options or non-qualified stock options for federal and state tax purposes. The terms of any options granted under the Plan generally will be as follows.

The number of shares of common stock covered by the option is determined by the Administrator as of the grant date of the option.

The exercise price of the option is set by the Administrator at the time of grant. The exercise price may not be less than 100% of the fair market value of common stock as of the date of grant.

The Optionee may pay the exercise price of an option in cash or through the surrender of shares of common stock of the Company (valued at its then fair market value).

The maximum term of any option is ten years.

Options generally become exercisable ("vest") at the rate of 20% per year of employment following grant of the options. The Administrator may establish other vesting schedules, as it deems appropriate in specific cases, so long as the vesting is no longer than a five-year period. Options may not vest prior to six months after the grant date of the option.

All options shall immediately vest upon the occurrence of a change in control. For purposes of the Plan, a change of control generally includes only the acquisition by a third person who is not an affiliate of the Company of 35% or more of the outstanding voting stock of the Company.

An option terminates on the termination of the optionees employment with the Company for any reason. If the termination is other than as a result of the optionees death or disability, the option must be exercised within 30 days following the termination of employment. If the termination is by reason of the optionees death or disability, the option must be exercised within twelve months after the date of termination.

Generally options are not transferable, except in the event of the optionees death, and may be exercised only within the period prescribed by the Administrator. The Administrator may provide that a non-qualified stock option may be transferred by the Optionee to any of the following persons:

The optionees spouse, parents and lineal descendants, including adopted children;
a trust, partnership or limited liability company established by the Optionee for the Optionee and/or members of his immediate family; tax-exempt educational, religious or charitable organizations; and such other persons and entities as the Administrator may specifically approve.

Reload Features of Options

The Plan provides for the issuance of "reload" options, which are designed to encourage "stock-for-stock" exercises of options. In a stock-for-stock exercise, the Optionee pays the purchase price by delivering shares of Company stock owned rather than paying cash for the purchase price of the option. The advantage for the Optionee is that an expenditure of cash is not necessary at the time of exercise; however, it also dilutes the optionees stock ownership position. The "reload" features are designed to replenish this dilution. A reload option will be granted to any Optionee who exercises an option by tendering shares of common stock. The reload options will be on the following terms:

The number of shares covered by the reload option will be equal to the number of shares tendered in the stock-for-stock exercise;

The exercise price of the reload option will be equal to the then fair market value of the Companys common stock;

The exercise period of the reload option will be equal to the remaining term of the underlying option, or five years, whichever is greater; and

The other terms of the reload option will be the same as those of the underlying option.

The reload options will be subject to the following restrictions, which are designed to prevent abuse of the reload options:

A reload option will be granted only if the shares of common stock tendered on exercise of the underlying option were held by the Optionee for a period of at least six months prior to the exercise of the underlying option;

If the shares issued on exercise of the underlying option are sold or transferred prior to one year following exercise of the option, the reload option terminates; and

The reload option may not be exercised for one year following its grant.

Issuance of Restricted Stock

The terms of any shares of restricted stock or other stock incentives issued under the Plan generally will be as follows:

The Administrator shall determine:

Employees to be awarded restricted stock;

The purchase price, if any, payable for the restricted stock;

The period over which the employees interest in the restricted stock shall vest; provided that such period shall not be longer than five years and at least 20% of the interest shall vest on each anniversary of the date of issuance of the restricted stock; and

The other terms and conditions consistent with this Plan applicable to the award of the restricted stock.

The Administrator may designate whether any grant of restricted stock is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code.

The employee may not sell or transfer any of the restricted stock prior to six months after the date of the award of the restricted stock.

The Company shall have the right to repurchase the unvested restricted stock upon the termination of the employees employment with the Company at a price equal to the purchase price paid by the employee.

The Company may have the right to repurchase the vested restricted stock upon the termination of the employees employment with the Company at a price equal to the then fair market value of the common stock.

The employees interest in any restricted stock shall immediately vest upon the occurrence of a change in control. For purposes of the Plan, a change of control generally includes only the acquisition by a third person who is not an affiliate of the Company of 35% or more of the outstanding voting stock of the Company.

Restrictions on Stock Issued Under the Plan

The Administrator may impose restrictions on the transferability of any shares of common stock issued pursuant to awards under the Plan. The Administrator is not required to impose any such restrictions.

Amendment and Termination of the Plan

The Board of Directors may amend, modify or terminate the Plan at any time without notice to or approval of the stockholders, provided that no outstanding option or restricted stock award is adversely affected. Approval is required only when applicable law requires approval. The Plan will terminate on December 31, 2005, unless the Board of Directors has previously terminated it. Options and restricted stock awards granted before the termination of the Plan may be exercised and will vest thereafter in accordance with the terms of the applicable agreement.

Federal Income Tax Consequences

Non-Qualified Stock Options

No taxable income results to an employee from the grant of a non-qualified option, nor is the Company entitled to a deduction.

The exercise of a non-qualified option generally results in a taxable event. An individual who purchases shares by exercising a non-qualified option generally will realize ordinary income in the year of the exercise. The amount of this income is equal to (i) the fair market value of the shares of common stock on the date of exercise of the option, minus (ii) the option exercise price. Where the stock issued upon exercise of the options is subject to both a substantial risk of forfeiture and a restriction on transfer, the participant will realize income only upon the lapse of such risk of forfeiture or the expiration of these restrictions. The amount of this income will be equal (a) to the fair market value of the shares of common stock on the date of lapse of the risk of forfeiture or restrictions, minus (b) the option exercise price. Alternatively, the participant may make an election under Section 83(b) of the Internal Revenue Code to be taxed upon exercise of the option, as though such risk of forfeiture or restrictions did not exist. In either case, the Company is entitled to a corresponding deduction in an amount equal to any ordinary income realized by the employee.

Upon the disposition of stock acquired upon exercise of a non-qualified option, any gain or loss will be taxed as a capital gain or loss. This gain would be treated as a short- or long-term capital gain (or loss), depending upon how long the Optionee has held the stock after the exercise of the option.

Incentive Stock Options

Neither the Optionee nor the Company incurs any tax consequence as the result of the grant of an incentive stock option ("ISO"). Likewise, the Optionee has no taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at that time. Generally any gain realized by the Optionee upon the disposition of stock acquired upon exercise of an ISO would be taxed as a capital gain. The Company is not entitled to any deduction under these circumstances.

If the Optionee sells the shares acquired on exercise of the ISO prior to either two years after the date of grant of the ISO or one year after the date of exercise of the ISO, the Optionee will be taxed on the difference between the sales price and the option exercise price. This gain is taxed as ordinary income to the extent of the difference between the exercise price and the fair market value of the stock on the date of exercise of the ISO, with any balance taxed as capital gains. In these circumstances, the Company is entitled to a deduction equal to the amount of ordinary income realized by the Optionee.

Alternative Minimum Tax

The "spread" under an ISO, (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is treated as an adjustment to taxable income for alternative minimum tax ("AMT") purposes for the year of exercise. The optionees alternative minimum taxable income is increased by the amount of the spread, potentially subjecting the holder to the AMT. This ISO AMT adjustment would be eliminated by a disqualifying disposition of the ISO shares, provided the disposition occurs in the taxable year in which the ISO is exercised. The AMT does not affect the tax consequences of the Plan to the Company.

Issuance of Restricted Stock

The employee will have to report taxable income with respect to the restricted stock, either upon issuance or upon the lapse of any restrictions on transfer or risk of forfeiture. If the restricted stock is subject to both a risk of forfeiture and a restriction on transfer, the employee will have to report the taxable income on the date on which such risk or restriction lapses, unless the employee elects (under
Section 83(b) of the Internal Revenue Code), to report such income in the year in which the restricted stock is issued. If the restricted stock is not subject to both a risk of forfeiture and a restriction on transfer, the employee will have to report the taxable income on the date on which the restricted stock is issued. The amount of taxable income that the employee will have to report will be equal to the difference between the fair market value of the stock on the date of issuance or of the lapse of the risk or restriction, as appropriate, and the amount that the employee paid for the restricted stock. The Company will be entitled to a deduction equal to the amount of taxable income reported by the employee.

Any gain realized by the employee on his or her subsequent sale or transfer of the restricted stock will be taxed as long-term or short-term capital gain, depending on the period that the employee has held the restricted stock. The Company will not be entitled to any deduction as a result of the employees subsequent sale of the restricted stock.

Existing Option Awards

The Named Officers identified elsewhere in this Proxy Statement are eligible to receive the grant of options or the award of restricted stock under the Plan. The options that have previously been granted to these persons are identified in the Compensation Table. The Company has no present plans to grant options or to award restricted stock covering any particular number of shares of common stock to these persons.


EXPERTELLIGENCE, INC
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 22, 2000

The undersigned, a shareholder of EXPERTELLIGENCE, Inc., (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 24, 2000, and appoints Denison W. Bollay and Robert W. Reali, or any one of them, with full power of substitution, as attorneys and proxies of the undersigned, and in the undersigneds name, place and stead, to represent and vote all shares of Common Stock of the Company owned by the undersigned at the close of business on April 21, 2000, or with respect to which the undersigned might be entitled to vote, at the Annual Meeting of the Shareholders of the Company to be held on May 22, 2000, or at any adjournment or adjournments thereof; and the undersigned hereby instructs said attorneys and proxies to vote as follows:
 ***To Vote by Internet - see instructions***


PROPOSAL 1 - To change the number of authorized Directors to not less than Five (5) or more than Nine (9).

FOR  [   ] or AGAINST  [  ]   change of authorized number of of
authorized Directors to not less than Five (5) or more than Nine (9).

PROPOSAL 2  Election of Directors

FOR   [  ]    all nominees listed below  (except as indicated to the
contrary below)

WITHHOLD AUTHORITY    [  ]   to vote for all nominees listed below

NOMINEES: Denison W. Bollay, Robert Reali, Charles House, Souhail
Toubia, William Van Beurden and Steve Ketchum.

To withhold authority to vote for any individual nominee print the name(s) in the space provided below.

PROPOSAL 3 - Increase number
of Shares allocated to the 1996 Equity
Participation Plan, along with other amendments to the Plan

FOR  [  ]   or  AGAINST  [  ]  the increase of  Shares allocated to the
1996 Equity Participation Plan, along with other amendments to the Plan


PROPOSAL 4 - Ratification of Selection of Auditors

FOR  [  ]   or  AGAINST  [  ]    or  ABSTAIN  [  ]      from voting for
the approval of the appointment by the Board of Directors of McGowan Guntermann, independent certified public accountants, as auditors of the Company.

In accordance with the judgment of the persons named in this Proxy upon any and all such other business for 1999 as may properly come before the meeting.

UNLESS INSTRUCTED OTHERWISE, THE VOTE OF THE UNDERSIGNED WILL BE CAST FOR THE INCREASE IN THE AUTHORIZED NUMBER OF DIRECTORS, FOR THE ELECTION OF THE DIRECTORS, FOR THE AMENDMENT OF THE 1996 EQUITY PARTICIPATION PLAN, AND FOR THE APPROVAL OF THE APPOINTMENT OF MCGOWAN GUNTERMANN AS AUDITORS, AND IN THE MANNER TO BE DETERMINED AT THE DISCRETION OF THE PROXY HOLDERS AS TO THE OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

Dated:_____________, 2000 	Print Name:

IMPORTANT -- E-Mail Address:

Signature   ______________________  Number of Voting Shares  __________

VOTE BY INTERNET

Your internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.


TO VOTE BY INTERNET -  THE WEB ADDRESS IS :   http://www.exgp.com/proxy